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                                                                     EXHIBIT 4.1

                                       FORM OF
                                 AMENDED AND RESTATED
                                 INVESTMENT AGREEMENT

    THIS AMENDED AND RESTATED INVESTMENT AGREEMENT ("Agreement") is made as of [August ___, 1996] by and among TELETECH HOLDINGS, INC., a Delaware corporation (the "Company"), TELETECH INVESTORS GENERAL PARTNERSHIP, an Illinois general partnership ("Partnership"), and SUSAN SILVERMAN, ALAN SILVERMAN and JACK SILVERMAN (collectively, the "Silvermans"), as successors in interest to Essaness Theatres Corporation, a Delaware corporation. The Partnership and the Silvermans shall sometimes collectively be referred to hereinafter as the "Stockholders" and, individually, as a "Stockholder". Unless otherwise defined, capitalized terms used in this Agreement are defined in Article III hereof.

                            R   E   C   I   T   A   L   S
                            -   -   -   -   -   -   -   -

    WHEREAS, the parties hereto (or, in the case of the Silvermans, their predecessor in interest) are parties to an Investment Agreement, dated as of January 17, 1995, as amended by Amendment No. 1 thereto, dated January 1, 1996 (as amended, the "Original Agreement");

    WHEREAS, each of the Stockholders is the record and beneficial owner of that number of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company set forth opposite such Stockholder's name on SCHEDULE A attached hereto (such shares of the Stockholders collectively being referred to herein as the "Shares");

    WHEREAS, in connection with the initial public offering of the Common Stock of the Company (the "IPO"), the parties hereto desire to amend and restate the Original Agreement and to set forth certain agreements and understandings with respect to the Shares and certain registration rights of the Stockholders.

                          A   G   R   E   E   M   E   N   T
                          -   -   -   -   -   -   -   -   -

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                      ARTICLE I
                                 REGISTRATION RIGHTS

    Section 1.1.   DEMAND REGISTRATION.

         (a) WRITTEN REQUEST. On or after the date which is one (1) year from the closing date of the IPO, Stockholders then holding Shares representing a majority of the Shares then held or beneficially owned by all Stockholders (taken together as a whole) shall have the right to require the Company to register under the Securities Act of 1933, as amended (the

"Securities Act"), such number of Shares as such Stockholders shall designate for sale in a written request (the "Demand Registration Notice") to the Company in one (1) firm commitment, underwritten public offering (the "Demand Registration").

         (b) SELECTION OF UNDERWRITERS. The Stockholders requesting Demand Registration, at their sole and absolute discretion, shall select and obtain one or more nationally-recognized investment banker and manager to administer and underwrite the Demand Registration.

         (c)  DEMAND REGISTRATION.

             (i) If the Demand Registration is requested pursuant to Section 1.1(a) hereof, the Company agrees to use its reasonable best efforts to cause to be filed at the earliest possible date, and in no event later than ninety (90) days from the receipt of such request, and declared effective a registration statement providing for the sale by the Stockholders of all Shares owned by the Stockholders and designated for sale in the Demand Registration Notice in a firm commitment, underwritten public offering on an appropriate form pursuant to Section 7(a) of the Securities Act conducted by investment banker(s) and manager(s) selected pursuant to
    Section 1.1(b) hereof. The Company shall be required to use its reasonable best efforts to cause the registration statement filed pursuant to such Demand Registration to remain effective for the period set forth in Section 1.4(c) hereof.

            (ii) The Company shall be entitled to postpone for a reasonable period of time (not exceeding twelve (12) months) the filing of a registration statement pursuant to the Demand Registration request by any Stockholders pursuant to Section 1.1(a) hereof, if, within ten (10) business days after the Company receives the Demand Registration Notice, the Company shall furnish to the Stockholders a certificate signed by the President of the Company stating that in the good faith belief of a majority of the Board of Directors, it would be in the best interests of the Company and its stockholders to defer the filing required hereunder. Such certificate shall summarize the reasons for such good faith belief, and the Stockholders shall be entitled to discuss the reasons given with the entire Board of Directors.

           (iii) If at any time the Company is subject to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company informs the Stockholders that it believes that any fact or circumstance concerning the Company exists which, in the good faith judgment of a majority of the Board of Directors, constitutes material information which has not been publicly disclosed and which the Board of Directors believes, in its good faith judgment, is inappropriate or inadvisable so to disclose, the Company may instruct orally (such oral instructions to be confirmed promptly in writing) the Stockholders not to sell any Shares until the Company either (A) discloses such fact or circumstance and delivers to the Stockholders (in the context of a public offering) copies of an amended or supplemented


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    prospectus in accordance with the provisions of Section 1.4 hereof, or (B)
    delivers written notice to the Stockholders that he, she, it and/or they may proceed with such sale; provided, however, that no such limitation on any Stockholder's ability to sell Shares shall continue for a period of more than ten (10) business days; but provided, further, that the Company may, on one (1) occasion during the term of this Agreement, extend such ten
    (10) business day limitation to up to twenty (20) business days if the Board of Directors believes, in its good faith judgment, that such extension is advisable and appropriate; provided, further, that the period of time referenced in this Section 1.1(c)(iii) may be extended by the Board of Directors if it believes, in its good faith judgment, that such extension is necessary in the event that any Stockholder has not promptly provided information or has provided inaccurate information required in connection with the public disclosure of such material information referred to in this Section 1.1(c)(iii); provided, further, that the period of such extension is reasonably related to the period of the delay caused by such Stockholder.

            (iv) The Company shall be entitled to postpone for a reasonable period of time (not exceeding ninety (90) days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 1.1(c) if, at the time the Company receives a request for such registration, the Company is engaged in any program for the purchase of shares of Common Stock.

             (v) If the Company shall so postpone the filing of a registration statement pursuant to subparagraph (ii), (iii) or (iv) of this
    Section 1.1(c), the Company promptly shall give the Stockholders written notice of such postponement, including a statement of the reasons therefor and the expected duration thereof, and the Stockholder(s) making the request for Demand Registration shall have the right to withdraw the Demand Registration by giving written notice to the Company within fifteen (15) days after receipt of the notice of postponement. If such Stockholder(s) shall withdraw the request for Demand Registration: (A) such registration shall not recommence; and (B) such demand shall not be counted as the one
    (1) Demand Registration to which the Stockholders (taken together as a whole) are entitled under this Section 1.1.

            (vi) A registration shall not count as a Demand Registration until it has become effective and remained effective for the period set forth in Section 1.4(c) hereof; provided, however, that an effective Demand Registration shall not count as a Demand Registration if (A) less than 75% of the Shares requested to be registered pursuant to the Demand Registration Notice shall not have been registered and sold; provided, further, that all obligations of the Company to the Stockholder with respect to such Demand Registration shall remain in effect notwithstanding the determination that such registration does not count as the Demand Registration.

           (vii) Each of the Company's principal executive officer and principal financial officer and other members of the Company's senior management, as the

    Stockholders shall reasonably request, shall use their reasonable best efforts to assist the underwriters in selling the Shares which are part of the Demand Registration and otherwise consummating the Demand Registration, including, without limitation, participating in any "road-show" or other presentations to potential investors, analysts or other market professionals.

    Section 1.2.   COMPANY REGISTRATION.

         (a) As long as any Stockholder beneficially owns Shares comprising at least one percent (1%) of the outstanding Common Stock, as determined on a fully-diluted basis, at any time, and from time to time, if the Company proposes to file a registration statement with respect to shares of Common Stock (other than a registration statement on Form S-8 or S-4 or comparable successor forms), which is available for use for the Shares, if then issued, under the Securities Act, then the Company shall give written notice of such proposed filing to the Stockholders at least thirty (30) days before the anticipated filing date of such registration statement. Such notice shall offer each of the Stockholders the opportunity to include in such registration statement such Shares owned by any such Stockholder at such time as such Stockholder may request in writing within fifteen (15) days after receipt of the Company's notice (which request shall specify the number of Shares proposed to be sold and the intended method of disposition). The Company shall include in any such registration statement all such Shares requested to be included. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such offering advise the Stockholders proposing to sell Shares in such offering and the Company in writing that the total number of shares of Common Stock which the Company, or the Stockholders, and any other person or entities intend to include in such offering is sufficiently large to affect materially and adversely the success of such offering, then the number of shares of Common Stock to be offered for the account of such Stockholders, other holders of shares of Common Stock and the Company distributing their Common Stock through such underwriting may be reduced and there shall be excluded from such registration and underwriting, to the extent necessary in the underwriters' sole discretion, first shares held by shareholders of the Company (other than the Stockholders) requesting such registration, second Shares held by the Stockholders, PRO RATA among them, and, thereafter, shares which the Company wishes to register for its own account.

         (b) The Company may require any Stockholder to furnish the Company information regarding such Stockholder and the disposition of such Stockholder's Shares and each Stockholder agrees to furnish such information to the Company and any other information as the Company may reasonably request.

    Section 1.3.   RESTRICTIONS ON PUBLIC SALE.

         (a) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company shall not effect any public sale or distribution of Common Stock, other than pursuant to a registration statement on Form S-8 or S-4, or comparable successor forms, during the one-hundred twenty (120) day period beginning on the date which is thirty (30) days immediately prior to the effective date of a registration statement filed with respect to any Demand Registration hereunder or such shorter period as is specified in Section 1.4(c).


         (b) RESTRICTIONS ON PUBLIC SALE BY STOCKHOLDERS. Unless the Company consents in advance in writing, no Stockholder shall effect any public sale or distribution of any of the Shares during the ninety (90) day period beginning on the effective date of a registration statement filed with respect to any Demand Registration or registration proposed by the Company or such shorter period as is specified in Section 1.4(c).

    Section 1.4.   REGISTRATION PROCEDURES.

    Whenever any Stockholder has requested that any Shares be registered pursuant to Section 1.1 of this Agreement, the Company will use its reasonable best efforts to effect the registration of such Shares as soon as practicable, and in connection with any such request, as expeditiously as possible, the Company shall:

         (a) Prepare and file with the SEC, not later than ninety (90) days after receipt of a request to file, a registration statement with respect to such Shares on any form for which the Company then qualifies and which counsel for the Company and, in the case of a Demand Registration, its managing underwriters, shall deem appropriate and which form shall be available for the sale of the Shares in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective.

         (b) Before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel for any investment banker and, in the case of a Demand Registration, the managing underwriters of such Demand Registration, and to counsel engaged by the Stockholders, copies of all such documents proposed to be filed with the SEC, which documents will be subject to the review and comment of such counsel, and, if requested by such counsel, will insert such material in such documents, which in their judgment should be included (subject, however, to the reasonable approval of counsel to the Company). After filing a registration statement or prospectus or any amendments or supplements thereto, the Company promptly will notify the Stockholders and, in the case of a Demand Registration, the managing underwriters of (i) the effectiveness of such registration statement or any post-effective amendment thereto, (ii) its receipt of any SEC request to supplement or amend such registration statement, or (iii) its receipt of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep a Demand Registration effective for such period of not less than the lesser of (i) such period as the managing underwriters reasonably determine is necessary to enable the underwriters to effect the distribution of the Shares or (ii) such period as will terminate when all Shares covered by such registration statement have been sold (but not before the expiration of the relevant prospectus delivery requirements referred to in
Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable).

         (d) Furnish to the Stockholders, and, in the case of a Demand Registration, the managing underwriters, such reasonable number of copies of (i) such registration statement (including all exhibits thereto), (ii) each amendment and supplement thereto (in each case including all exhibits thereto),
(iii) the prospectus included in such registration statement (including each preliminary prospectus) and (iv) such other documents as the Stockholders and, in the case of a Demand Registration, the managing underwriters, may reasonably request in order to facilitate the disposition of the Shares owned by the Stockholders; provided, however, that if such other documents referred to in clause (iv) above do not exist at the time of such request (and are not prepared by the Company in the ordinary course of business), the Company shall not be obligated to prepare such documents, but only to provide to the Stockholders and/or the managing underwriters the information required for the preparation of such documents.

         (e) Use its reasonable best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions in the United States as the Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders, and, in the case of a Demand Registration, the managing underwriters, to consummate the disposition in such jurisdictions of the Shares; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (e), or (ii) consent to general service of process (not including the filing of any Form U-2 Uniform Consent to Service of Process) in any jurisdiction.

         (f) Use its reasonable best efforts to cause the Shares covered by such registration statement (and the transactions contemplated thereby) to be registered with or approved by such other governmental agencies or authorities as may be necessary, to enable the Stockholders to consummate the disposition of such Shares.

         (g) Provide a transfer agent for the Shares not later than the effective date of such registration statement;

         (h) Promptly deliver to the Stockholders, and, in the case of a Demand Registration, the managing underwriters and their respective counsel, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC with respect to any such registration statement.

         (i) Notify the Stockholders, and, in the case of a Demand Registration, the managing underwriters, at any time when a prospectus relating to the Shares, as applicable, that is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company promptly will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (j) If requested by the Stockholders or the managing underwriters retained in the case of a Demand Registration, and subject to the reasonable judgment of counsel to the Company, immediately incorporate in a prospectus supplement or post-effective amendment such information as the Stockholders or the managing underwriters agree should be included therein and which is furnished to the Company in writing and expressly for use in the prospectus, including, without limitation, information with respect to the Shares being sold; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

         (k) Enter into such customary agreements (including, in the case of a Demand Registration, an underwriting agreement in customary form for secondary offerings) and take all such other actions as the Stockholders, and, in the case of a Demand Registration, the managing underwriters, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, if the Company has not previously effected a public offering of its Common Stock, effecting a stock split or a combination of shares).

         (l) Make available, upon reasonable notice and during business hours, for inspection by any Stockholder, any underwriters participating in any disposition pursuant to such registration statement (in the case of a Demand Registration only), and any attorney, accountant or other agent retained by the Stockholders, or such managing underwriters (collectively, the "Inspectors"), all then existing financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company and its respective officers, directors and employees to supply all such information reasonably requested by any such Inspectors, in connection with such registration statement.

         (m) Use its reasonable best efforts to obtain an opinion from the Company's independent outside counsel and a "cold comfort" letter from the Company's independent public accountant, in customary form for primary offerings for an issuer of the type of the Company and for securities of the type of the Shares and covering such matters of the type customarily covered by opinions and cold comfort letters for primary offerings for an issuer of the type of the Company and for securities of the type of the Shares as the counsel for the Stockholders reasonably requests.

         (n) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement

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shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder.

         (o) The Company may require each Stockholder to furnish the Company information regarding such Stockholder, the disposition of such Stockholder's Shares and any other information reasonably requested by the Company, and each Stockholder agrees to furnish such information to the Company. In addition, the Company may require any Stockholder participating in the offering to make representations and warranties to the underwriters of the kind and to the extent customarily given by selling stockholders to underwriters in connection with public offerings of securities as contemplated by this Article I, and each such Stockholder agrees to make such representations and warranties to the underwriters; provided, however, that such Stockholder shall not be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriter(s) other than those customarily given or entered into by selling stockholders in connection with public offerings of securities as contemplated by this Article I.

         (p) The Stockholders agree that upon receipt of any notice from the Company of any event of the kind described in Section 1.4(i) hereof, the Stockholders will forthwith discontinue disposition of any Shares pursuant to the registration statement or statements covering such Shares until the Stockholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.4(i) hereof, and, if so directed by the Company, the Stockholders will deliver to the Company (at the Company's expense) all copies then in their possession, of any prospectus covering such Shares current at the time of receipt of such notice, other than permanent file copies. In the event the Company shall give any such notice, the period mentioned in Section 1.4(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.4(i) hereof to and including the date when the Stockholders shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.4(i) hereof, unless otherwise prohibited by law.

         (q) No registration statement shall refer to any Stockholder by name or otherwise as the holder of any Shares unless such Stockholder has had a reasonable opportunity to review such references and shall have granted their prior approval of the content of such references; provided that, if such information is required to be disclosed by law or regulation, such approval shall not be unreasonably withheld or delayed.

         (r) In the case of a Demand Registration, if the Company proposes that such registration be on Form S-3 or any similar short-form registration statement which is a successor to Form S-3, but the managing underwriters advise the Company in writing that in their opinion the use of another form permitted to be used by the Company is of material importance to the success of the offering, then such registration shall be on such other permitted form.

    Section 1.5. REGISTRATION EXPENSES. The Company agrees to pay all fees, costs and expenses in connection with any Demand Registration (whether or not any such registration shall


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become effective), including without limitation, (a) all registration, qualification and filing fees, (b) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in the case of a Demand Registration in connection with blue sky qualifications of the Shares), (c) printing and duplicating expenses, (d) messenger, telephone and delivery expenses, (e) fees, expenses and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters requested by or incident to such performance), (f) fees and expenses of any special experts retained by the Company in connection with such registration, (g) fees and expenses of other Persons retained by the Company,
(h) fees, costs and expenses incurred in connection with the listing of the Shares on each national securities exchange or automated quotation system on which the Company has made application for the listing of its Common Stock, (i) fees and expenses reasonably incurred in connection with a Demand Registration by special counsel engaged by the Stockholders, not exceeding $50,000 in the aggregate and any out-of-pocket expenses reasonably incurred by the Stockholders in connection therewith; provided, however, that such costs and expenses to be paid by the Company shall not include any underwriters' and brokers' discounts or commissions attributable to the sale of Common Stock. Notwithstanding the foregoing, the Company's obligations pursuant to this Section 1.5 to pay all fees, costs and expenses in connection with a Demand Registration shall be considered to be satisfied in full and shall be terminated for any subsequent Demand Registration under this Agreement in the event that (i) the Company satisfies its obligations set forth in the first sentence of this Section 1.5 with respect to a registration statement that is filed with the SEC but is not declared effective, and (ii) the managing underwriters have provided the Company (upon its written request) with a letter indicating that such underwriters are highly confident a firm commitment underwriting of at least 75% of the Shares requested by the Stockholders to be registered and sold can be effected, and
(iii) either (x) the Stockholder withdraws their Shares from the registration statement (other than at the request of the managing underwriters or for a failure of the Company to register at least 75% of the Shares requested by the Stockholders to be registered and sold), or (y) the Company or the managing underwriters withdraw such registration statement and the reasons for such withdrawal of the registration statement and proposed public offering by the Company or the managing underwriters were as a direct result of the intentional acts (or intentional failures to act) of any Stockholder (other than such Stockholder's withdrawal of its Shares at the request of the managing underwriters or for a failure of the Company to register at least 75% of the Shares requested by the Stockholders to be registered and sold).

    Section 1.6.   INDEMNIFICATION AND CONTRIBUTION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the full extent permitted by law, the Stockholders and, as applicable, all officers, directors, employees and partners of each Stockholder and each Person who controls each Stockholder within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act against any and all joint or several Damages to which they or any of them may become subject: (i) under the Securities Act, the Exchange Act, or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or any amendment to any of the foregoing, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) as a result of or in connection with any violation of applicable Laws by the Company (other than as a result of any act committed by or omission of any Stockholder without the Company's approval), any Stockholder or any of the Company's employees or officers; provided, however, that the Company will not be liable if any such Damages arise out of or are based upon any such untrue statement


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

or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Stockholder in a signed document stating that such information is specifically for use therein; and provided further, that the foregoing indemnity is subject to the condition that, insofar as it related to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424(b) under the Securities Act), such indemnity shall not inure to the benefit of such Stockholder from whom the Person asserting any Damages purchased the Shares which are the subject thereof, if copies of such final prospectus were delivered to such Stockholder on a timely basis and such Stockholder did not deliver to such Person the final prospectus with or prior to the written confirmation for the sale of such Shares to such Person. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers, directors, employees and partners and each Person who controls such underwriters within the meaning of
Section 15 of the Securities Act and Section 20(a) of the Exchange Act to the same extent as provided above with respect to the indemnification of such Stockholder and use their reasonable best efforts to obtain a reciprocal and mutual indemnity from the underwriters. Such indemnification shall be effective notwithstanding any investigation made by or on behalf of such Stockholder, underwriter or any such officer, director, partner, employee or controlling Person and shall survive any transfer by the same of the Shares. This indemnity
(A) also applies to the IPO, if and only to the extent that Section 4.6(a) of the Original Agreement has been rendered ineffective as a result of this Agreement and (B) will be in addition to any liability which the Company may otherwise have, including any under this Agreement.

         (b) INDEMNIFICATION BY THE STOCKHOLDERS. Each Stockholder will furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any registration statement or prospectus to be filed or used under this Agreement and agrees to indemnify to the full extent permitted by law, the Company, each person who signed the registration statement, and each Person who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act against joint or several Damages to which they or any of them may become subject: (i) under the Securities Act, the Exchange Act or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to


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the extent, that any Damages arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing by the Stockholders to the Company in a signed document stating that such information is specifically for use therein; or (ii) as a result of or in connection with any violation of applicable Laws by any Stockholder (other than as a result of any act committed by or omission of the Company or any other Stockholder) or any general or limited partners or employees of any Stockholder. This indemnity (A) also applies to the IPO, if and only to the extent that
Section 4.6(b) of the Original Agreement has been rendered ineffective as a result of this Agreement and (B) will be in addition to any liability which any Stockholder may otherwise have, including any liability under this Agreement. Notwithstanding the foregoing, the liability of any Stockholder except for any liability resulting from the willful misconduct or intentional action of any Stockholder shall not exceed an amount equal to the proceeds realized by such Stockholder of Shares sold as contemplated herein.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing at the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which such party may have under this Section
1.6 except to the extent that the indemnifying party has been prejudiced in any material respect by such failure or from any liability which such party may have otherwise). In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, or (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of the commencement of the action. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

         (d) CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in this Section 1.6 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified hereunder, then the indemnifying party and the indemnified party shall contribute to the aggregate Damages of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting from Damages suffered by the indemnifying party any contribution received by the indemnifying party from Persons, other than the indemnified party, who may also be liable for contribution, including Persons who control the indemnifying party within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to which the indemnifying party, on the one hand, and the indemnified party, on the other hand, may be subject, in such proportions as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in Damages, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by a party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 1.6(d) was determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the foregoing, (i) any underwriting agreement entered into pursuant hereto may provide that in no case shall any underwriter (except as may be provided in any agreement among underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the shares purchased by such underwriters, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 1.6(d), notify such party or parties from which contribution may be sought of any obligation it or they may have under this Section 1.6(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, the liability of any Stockholder, except for any liability resulting from the willful misconduct or intentional action of such Stockholder, shall not exceed an amount equal to the proceeds realized by such Stockholder from Shares sold as contemplated herein.

    Section 1.7. LISTING: PUBLIC REPORTS AND RULE 144. The Company will use its reasonable best efforts to cause any Shares covered by a registration statement to be listed on a national securities exchange (including for purposes of this Agreement, the Nasdaq Stock Market - Nasdaq National Market) if such Shares are not already so listed, subject to the distribution requirements of such exchange. From and after effecting an initial public offering of Common Stock, the Company agrees to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and take such further action as the Stockholder may reasonably request, all to the extent required from time to time to enable the Stockholder to sell Shares without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements. From and after effecting an initial public offering of Common Stock, so long as any Stockholder owns any Shares, the Company shall furnish to any Stockholder upon the Stockholder's request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Stockholder to sell any such securities without registration; and take any further action reasonably requested by the Stockholder to enable the Stockholder to sell his, her or its Shares in accordance with the terms of the this Agreement, and without registration under Rule 144, under any successor provision, or any similar rule or regulation promulgated by the SEC from time to time.

    Section 1.8. SPECIAL COUNSEL. In connection with any registration statement covering Shares pursuant to this Agreement, the Stockholders may engage one special counsel to represent all Stockholders in connection with any such registration statement. In the event of a Demand Registration, the Company shall pay all fees and expenses of such counsel subject to Section 1.5(i) hereof. The Company agrees to cooperate with such counsel. Fees and expenses of any such special counsel retained by the Stockholders in connection with a registration under Section 1.2(a) shall be borne by the Stockholders.

    Section 1.9. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Stockholders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Stockholders hereunder.

                                      ARTICLE II
                    ADDITIONAL AGREEMENT AS TO TRANSFER OF SHARES

    Section 2.1. TRANSFER OF REGISTRATION RIGHTS. Each Stockholder shall have the right to transfer the registration rights granted under this Agreement to his, her or its general partners, Affiliates, members of their respective immediate families or trusts established for the benefit of the general partners or members of their respective immediate families (each such transferee being hereinafter referred to as a "Permitted Transferee") together with Shares; provided, however, that in order to request and exercise a Demand Registration hereunder, such Stockholder and/or his, her or its Permitted Transferee(s) holding shares representing a majority of the Shares held or beneficially owned by such Stockholders and his, her or its Permitted Transferees (taken together as a whole) must notify the Company of their intention to exercise such right. For the purposes of this Agreement, (a) members of a Person's "immediate family" shall mean and include only such Person's spouse, children, grandchildren and parents, (b) "children" shall include any adopted child of such Person and (c) "grandchildren" shall include any child adopted by a child of Person.

    Section 2.2. REFERENCES TO "STOCKHOLDER" TO INCLUDE "PERMITTED TRANSFEREES". Any reference to a "Stockholder" shall be deemed to include all Permitted Transferees of such Stockholder, if any.

    Section 2.3.   LEGEND.

         (a) Each certificate representing any Shares held by a Stockholder shall be endorsed with the following legend:

         THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INVESTMENT AGREEMENT, DATED AS OF _____, 1996, BY AND AMONG THE CERTIFICATE HOLDER, TELETECH HOLDINGS, INC. AND CERTAIN OTHER STOCKHOLDERS OF TELETECH HOLDINGS, INC., COPIES OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

         (b) The Company promptly shall instruct its transfer agent, if any, to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 2.3(a) to enforce the provisions of this Agreement. The legend specified in Section 2.3(a) shall be removed only upon termination of this Agreement or mutual written instructions to the transfer agent, if any, from both Stockholder and the Company.


                                     ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

    Each Stockholder hereby severally represents and warrants (with respect only to himself, herself or itself, as the case may be) to the Company and to each other Stockholder, on and as of the date hereof, as follows:

    Section 3.1. ORGANIZATION AND GOOD STANDING. Such Stockholder, if it is a non-natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has full corporate, partnership or other power and authority or has full legal capacity, as the case may be, to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by such Stockholder have been duly authorized by all necessary corporate or partnership action, as appropriate.

    Section 3.2. AUTHORITY AND ENFORCEABILITY. The execution, delivery and performance by such Stockholder of this Agreement and all other agreements contemplated herein have been duly authorized by all necessary action on the part of such Stockholder and, upon delivery hereof by such Stockholder, will constitute a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

    Section 3.3. NON-CONTRAVENTION. The compliance by such Stockholder with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Stockholder or any of his, her or its affiliates is a party or by which such Stockholder or any of his, her or its affiliates is bound or to which any of the property or assets of such Stockholder or any of his, her or its affiliates is subject, (ii) the provisions of the Articles or Certificate of Incorporation, By-laws, partnership agreement or other governing instruments, if any, of such Stockholder or (iii) any material statute, rule or regulation or any material order, judgment or decree of any court or governmental agency or body having jurisdiction over such Stockholder or any of his, her or its affiliates or any of their properties.

    Section 3.4. CONSENTS/APPROVALS. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by such Stockholder of this Agreement and all other agreements contemplated herein or for the consummation by the such Stockholder of the transactions contemplated hereby.

                                      ARTICLE IV
                                     DEFINITIONS

    "AFFILIATE" of any particular Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and any member of the immediate family of such Affiliate.

    "BOARD OF DIRECTORS" shall mean the Company's board of directors.

    "COMMON STOCK" shall mean the Company's common stock, par value $ 0.01 per share.

    "DAMAGES" shall mean any losses, claims, damages, liabilities and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid (with the approval of the indemnifying party) in settlement of any claim or litigation).

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

    "LAWS" shall mean any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, resulting in or relating to Damages.

    "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock the company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

    "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

    "SEC" shall mean the Securities and Exchange Commission.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal law then in force.

                                      ARTICLE V
                                    MISCELLANEOUS

    Section 5.1. STOCKHOLDERS' REPRESENTATIVE. Each Stockholder, by his, her, or its execution hereof, designates either or both of Samuel Zell or Sheli Rosenberg (the "Representative") as such Stockholder's representative with the full and exclusive power and authority to represent and bind each of them with respect to all matters arising under and pursuant to this Agreement, other than any notice or consent delivered or required to be delivered under Section 1.2 (for which any such notice or consent shall be binding upon any Stockholder only if executed by such Stockholder). Each Stockholder agrees that only the Representative (or Successor Representative, if appointed) shall have the right, on behalf of the Stockholders, to request registration under Section 1.1(a) and that any such request or other action, consent or approval required or useful to the transactions contemplated in this Agreement shall be deemed to have been taken or given by all of the Stockholders and shall be binding upon all of the Stockholders if such action, consent or approval is taken or given by the Representative. In the event of the resignation, death or incapacity of the Representative, the Stockholders shall designate another Person to act as successor representative (the "Successor Representative") with all power and authority granted to the Representative hereunder.

    Section 5.2. CONDITIONS TO EXERCISE OF RIGHTS. The exercise of each parties' respective rights hereunder shall be subject to and conditioned upon, and each party shall use its or his reasonable best efforts to assist such other parties in, compliance with all applicable laws.

    Section 5.3. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

         IF TO THE COMPANY:
         -----------------

         TeleTech Holdings, Inc.
         1700 Lincoln Street, Suite 1400
         Denver, Colorado 80203
         Attention:  Mr. Kenneth Tuchman
         Fax:  (303) 894-4203

         with a copy to:

         Neal, Gerber & Eisenberg
         Two North LaSalle
         Suite 2200
         Chicago, Illinois 60602
         Attention: Charles E. Gerber, Esq.
         Fax:  (312) 269-1747

         IF TO THE STOCKHOLDERS:
         ----------------------

         TO THE PARTNERSHIP:
         ------------------

         c/o Equity Group Investments, Inc.
         Two North Riverside Plaza
         Chicago, Illinois 60606
         Attention:  Sheli Rosenberg
         Fax: (312) 454-0610

         with a copy to:

         Rosenberg & Liebentritt, P.C.
         Two North Riverside Plaza
         Suite 1600
         Chicago, Illinois 60606
         Attention:  Donald J. Liebentritt, Esq.
         Fax:  (312) 454-0335

         TO THE SILVERMANS:
         -----------------

         c/o Essaness Theatres Corporation
         22842 S. Harlem Avenue

         Frankfort, Illinois 60423
         Attention:  Susie Silverman, President
         Fax:  (708) 720-9456

         with a copy to:

         Alan Silverman
         38045 Via Fortuna
         Palm Springs, California 92264
         Fax: (619) 320-5901


and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 5.3.

    Section 5.4. REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, accordingly, in addition to all other remedies available to any Person having rights under any provision of this Agreement, any such Person may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violation of, the provisions of this Agreement.

    Section 5.5. EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

    Section 5.6. ENTIRE AGREEMENT. This Agreement amends, restates and supercedes the Original Agreement and constitutes the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

    Section 5.7. NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative or agent of the waiving party.

    Section 5.8. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

    Section 5.9. SEVERABILITY. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

    Section 5.10. APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that State.

    Section 5.11. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    Section 5.12. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

    Section 5.13.  JURISDICTION AND SERVICE OF PROCESS. EACH OF THE
STOCKHOLDERS AND THE COMPANY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE STOCKHOLDERS AND THE COMPANY ACCEPTS FOR HIMSELF, HERSELF OR ITSELF, AS THE CASE MAY BE, AND IN CONNECTION WITH HIS, HER OR ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE STOCKHOLDERS AND THE COMPANY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PARTY WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS SUCH PARTY'S AGENT TO RECEIVE ON HIS, HER OR ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH OF THE STOCKHOLDERS AND THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE

APPLICABLE PARTY AT HIS, HER OR ITS ADDRESS PROVIDED IN SECTION 5.3 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH OF THE STOCKHOLDERS AND THE COMPANY HEREBY AGREES THAT SERVICE UPON HIM, HER OR IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF A PARTY TO BRING PROCEEDINGS AGAINST A PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

    Section 5.14.  TRIAL. EACH OF THE STOCKHOLDERS AND THE COMPANY HEREBY
WAIVES HIS, HER OR ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE STOCKHOLDERS AND THE COMPANY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE STOCKHOLDERS AND THE COMPANY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE STOCKHOLDERS AND THE COMPANY FURTHER WARRANTS AND REPRESENTS THAT HE OR IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT HE OR IT KNOWINGLY AND VOLUNTARILY WAIVES HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representatives to execute, this Agreement on the date first written above.

                             THE COMPANY:

                             TELETECH HOLDINGS INC., a Delaware corporation



                             By:-----------------------------------------------
                             Its:


                             STOCKHOLDERS:

                             TELETECH INVESTORS GENERAL PARTNERSHIP, an
                             Illinois general partnership

                             By: ZELL GENERAL PARTNERSHIP, INC. an Illinois corporation
                             Its:      Managing General Partner



                             By:-----------------------------------------------
                             Its:



                             --------------------------------------------------
                             SUSAN SILVERMAN



                             --------------------------------------------------
                             ALAN SILVERMAN



                             --------------------------------------------------
                             JACK SILVERMAN

                                      SCHEDULE A

                                PREFERRED STOCKHOLDERS

NAME                                                       NO. OF SHARES
- ----                                                       -------------
TeleTech Investors General Partnership                      1,705,000
Alan Silverman                                                 51,666
Susan Silverman                                                51,666
Jack Silverman                                                 51,668